Exhibit 21


                        Subsidiaries of
                   KAHLER REALTY CORPORATION
                  Year Ended December 31, 1995


Name of Subsidiary                                       State of
                                                      Incorporation
Kahler Management Corporation                            Minnesota
The Kahler Corporation                                   Minnesota
Kahler of Arizona                                        Minnesota
Anderson's Formal Wear, Inc.                             Minnesota
Anderson's Formal Wear of Colorado, Inc.                 Minnesota
Anderson's Formal Wear of Texas, Inc.                    Minnesota
Anderson's Formal Wear of Kansas, Inc.                   Minnesota
Kahler Real Estate Management Corporation                Minnesota
Lawler's Inc                                             Minnesota
Lakeview of Rochester, Inc.                              Minnesota
Kahler Monongalia Venture, Inc.                          Minnesota
Kahler of West Virginia, Inc.                            Minnesota
Ten Acres S Corporation                                West Virginia
Albert Lea Inn Towne Motel, Inc.                         Minnesota
Textile Care Services, Inc.                               Utah
S.L.K. Management Inc.                                    Utah
S.L.K. Inc.                                               Utah
Kahler Development Corporation                           Minnesota
Olmsted Development, Inc.                              West Virginia
Ogden Park Hotel Corporation, Inc.                        Utah
Boise Park Hotel Corporation                              Idaho
Provo of Rochester, Inc.                                  Utah
Kahler Pocatello, Inc.                                    Idaho
Kahler Twin Falls, Inc.                                   Idaho
Kahler of Montana, Inc.                                  Montana